UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
March 28, 2019
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address:	288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Officers)		(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.03 of this Form 8-K is incorporated herein.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

On March 28, 2019, Independent Bank Corp. (the “Company”) entered into a credit facility with U.S. Bank National Association for an aggregate principal amount of up to $125,000,000, including a $50,000,000 senior unsecured revolving loan credit facility (the "Revolving Loan Facility") and a $75,000,000 senior unsecured term loan credit facility (the "Term Loan Facility").

The Revolving Loan Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full one year after the Closing Date. The Term Loan Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full three years after the Closing Date.  Under the Term Loan Facility, Payments include interest only for the first year, then the amounts due under the Term Loan Facility shall be repaid in 7 equal and consecutive quarterly installments based on a four year straight line amortization; provided, that all amounts outstanding under the Term Loan Facility shall be fully repaid three years after the Closing Date. Amounts outstanding under the facilities may be prepaid at any time without penalty, other than customary LIBOR breakage costs.

Advances under the Revolving Loan Facility and Term Loan Facility shall bear interest at an interest rate equal to the one-month LIBOR rate plus 1.15% for the Revolving Loan Facility and one-month LIBOR plus 1.25% for the Term Loan Facility.

Borrowings under the facility are conditioned on the Company’s ability to make certain representations at the time such borrowing is made. The facility also includes customary covenants, including financial covenants requiring the Company to maintain (i) Non-Performing Assets/Tangible Capital on a consolidated basis not to exceed 25% at the end of each quarter, reducing to 16.0% for the quarter ended March 31, 2020 and thereafter, (ii) minimum Return on Average Assets on a consolidated basis of 0.80% at the end of each quarter, measured on a rolling four quarter basis (iii)  at all times capital as may be necessary to cause the Company and its banking subsidieries to be considered “well-capitalized” by the applicable governmental authorities, and (iv) a minimum Total Risk Based Capital Ratio of 11.5% as of the end of each quarter.

Principal and interest under the credit facility may be accelerated upon the occurrence of Event of Default under the Credit Agreement including, without limitation, if the Company (i) fails to pay scheduled principal and interest when due, (ii) breaches certain covenants contained in the Credit Agreement and related documents, (iii) cross-defaults on other indebtedness, or (iv) the Company becomes insolvent or a voluntary or involuntary bankruptcy proceeding is commenced with respect to the Company. Copies of the Credit Agreement, Revolving Credit Note and Term Note setting forth the complete terms and conditions of the credit facility are filed herewith as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

The proceeds of the Facilities shall be used: (i) to finance the merger with Blue Hills Bancorp, Inc., (ii) to pay fees and expenses in connection therewith, and (iii) for working capital and other lawful corporate purposes.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following Exhibit is filed as part of this report:

Exhibit Number	Description
10.1	Credit Agreement, dated March 28, 2019 by and between Independent Bank Corp. and U.S. Bank National Association.
10.2	Revolving Credit Note, dated March 28, 2019 by and between Independent Bank Corp. and U.S. Bank National Association.
10.3	Term Note, dated March 28, 2019 by and between Independent Bank Corp. and U.S. Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	March 28, 2019	By:	/s/Edward H. Seksay
Edward H. Seksay
General Counsel